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EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.

/s/ Arthur Andersen LLP ARTHUR ANDERSEN LLP

Los Angeles, California
June 25, 2001

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EXHIBIT 23.2